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                                                                    EXHIBIT 21.1

                           INTERSTATE HOTELS COMPANY

                              LIST OF SUBSIDIARIES

                                                              STATE OF
SUBSIDIARY                                                   INFORMATION
- - ----------                                                   -----------
CHR Consulting Company, L.L.C.                                 Delaware
CHR Services Company, L.L.C.                                   Delaware
Colony Hotels and Resorts Company                              Delaware
Colony International Management Company, L.L.C.                Delaware
Continental Design & Supplies Company, L.L.C.                  Delaware
Crossroads Hospitality Company, L.L.C.                         Delaware
Crossroads Hospitality Tenant Company, L.L.C.                  Delaware
Hilltop Equipment Leasing Company, L.P.                        Delaware
Host/Interstate Partnership, L.P.                              Delaware
Huntington Hotel Partners, L.P.                                Delaware
IHC/Atlanta Corporation                                        Delaware
IHC Capital Corporation                                        Delaware
IHC/CG Portfolio Corporation                                   Delaware
IHC/Colorado Springs Corporation                               Delaware
IHC/Conshohocken Corporation                                   Delaware
IHC/Denver Corporation                                         Delaware
IHC/Houston Corporation                                        Delaware
IHC/Huntington Corporation                                     Delaware
IHC/Interstone Corporation                                     Delaware
IHC/Interstone Partnership, L.P.                               Delaware
IHC/Interstone Partnership II, L.P.                            Delaware
IHC/Lisle Corporation                                          Delaware
IHC Member Corporation                                         Delaware
IHC/Pittsburgh Partnership, L.P.                               Delaware
IHC Services Company, L.L.C.                                   Delaware
IHC/Williamsburg Corporation                                   Delaware
Interstate Hotels Corporation                                Pennsylvania
Interstone/Atlanta Partnership, L.P.                           Delaware
Interstone/CGL Partners, L.P.                                  Delaware
Interstone/Colorado Springs Partnership, L.P.                  Delaware
Interstone/Conshohocken Partnership, L.P.                      Delaware
Interstone/Denver Partnership, L.P.                            Delaware
Interstone/Houston Partnership, L.P.                           Delaware
Interstone/Huntington Partnership, L.P.                        Delaware
Interstone/Lisle Partnership, L.P.                             Delaware
Interstone Partners I L.P.                                     Delaware
Interstone Three Partners I L.P.                               Delaware
Interstone Three Partners II L.P.                              Delaware
Interstone Three Partners III L.P.                             Delaware
Interstone Three Partners IV L.P.                              Delaware
Interstone/Williamsburg Partnership, L.P.                      Delaware
Northridge Insurance Company                                Cayman Islands
Cambridge Hotel Associates                                   Pennsylvania
HMG Beverage, Inc.                                              Texas
DFW/H&R, Inc.                                                   Texas